EXHIBIT 20
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                                 AMENDMENT NO. 1
                                       TO
               ASSIGNMENT AND PLEDGE OF ACCOUNT AND ACCOUNT ASSETS

         AMENDMENT NO. 1 TO ASSIGNMENT AND PLEDGE OF ACCOUNT AND ACCOUNT ASSETS (this "AMENDMENT"), dated as of February 1, 2001, is executed by the MICHAEL ARISON CONTINUED TRUST (the "ASSIGNOR"), in favor of CITIBANK, N.A., a national banking association, as collateral agent (in such capacity, the "AGENT") for and representative of CITICORP USA, INC., a Delaware corporation (the "LENDER").

                                WITNESSETH THAT:
                                ----------------

         WHEREAS, the Assignor executed and delivered to the Agent that certain Assignment and Pledge of Account and Account Assets dated as of June 19, 2000 (the "ASSIGNMENT AND PLEDGE AGREEMENT"); and

         WHEREAS, the Assignor and the Agent desire to amend the Assignment and Pledge Agreement in the manner specified herein.

         NOW, THEREFORE, in consideration of the foregoing and of any financial accommodations or extensions of credit heretofore, now or hereafter made to or for the benefit of the Assignor by the Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AMENDMENTS OF THE ASSIGNMENT AND PLEDGE AGREEMENT EFFECTIVE AS OF THE DATE HEREOF. Effective as of February 1, 2001, the Assignment and Pledge Agreement is amended by deleting the third recital and substituting the following:

                  WHEREAS, pursuant to that certain line of credit letter agreement dated February 1, 2001 (as such agreement may be amended, modified, supplemented or restated from time to time, the "LETTER AGREEMENT") between Mainland International Limited, a Jamaican corporation (the "BORROWER"), and the Lender, the Lender is making an uncommitted line of credit available to the Borrower in a principal amount not to exceed US$33,500,000.00 at any time outstanding (the "LINE OF CREDIT"), with advances thereunder being evidenced by an Amended and Restated Credit Line Note dated February 1, 2001 (the "NOTE," each initially capitalized term used but not defined herein having the meaning specified in Schedule A to the Note); and

         2. REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. The Assignor represents and warrants to the Bank that (i) no consents are necessary from any third parties for the Assignor's execution, delivery or performance of this Amendment or any


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of the other documents, agreements or certificates executed by the Assignor in connection with the transactions contemplated by this Amendment, (ii) this Amendment and all other documents, agreements and certificates executed by the Assignor in connection with the transactions contemplated by this Amendment constitute legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with their respective terms, except to the extent that the enforceability thereof against the Assignor may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by equitable principles of general application (whether considered in an action at law or in equity), and (iii) each of the representations and warranties contained in paragraph 3 of the Assignment and Pledge Agreement is true and correct in all material respects with the same force and effect as if made on and as of the date of this Amendment.

         3. EFFECT UPON ASSIGNMENT AND PLEDGE AGREEMENT. Except as specifically amended hereby, the Assignment and Pledge Agreement shall remain in full force and effect and is hereby ratified, confirmed and approved in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Assignment and Pledge Agreement nor constitute a waiver of any provision of the Assignment and Pledge Agreement except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Assignment and Pledge Agreement to "this Agreement," "hereunder." "hereof," "herein," or words of like import shall mean and be a reference to the Assignment and Pledge Agreement, as modified hereby (hereinafter, the "AMENDED ASSIGNMENT AND PLEDGE AGREEMENT").

         4. REAFFIRMATION. The Assignor hereby ratifies, affirms, acknowledges and agrees that the Amended Assignment and Pledge Agreement represents the valid, enforceable and fully collectible obligation of the Assignor, and the Assignor further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever known to the Assignor with respect to the Amended Assignment and Pledge Agreement. The Assignor hereby agrees that this Amendment in no way acts as a release or relinquishment of any Lien securing payment or performance of any of the Obligations and that each such Lien continues to apply and remains fully perfected and enforceable.

         5. GOVERNING LAW. This Amendment has been executed and delivered in and shall be deemed to have been made in New York, New York, and shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to its conflicts of laws principles or rules.

         6. PARAGRAPH HEADINGS. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.


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

         7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Assignor has executed this Amendment as of the day and year first above written.

                                   MICHAEL ARISON CONTINUED TRUST

                                   By:  JMD Delaware  Inc., as Successor
                                        Trustee under Declaration of Continued
                                        Trust for Michael Arison, dated
                                        December 26, 1991, as amended by
                                        Order, dated December 21, 1992

                                        By:     /s/ Eric Goodison
                                                --------------------------------
                                        Name:   Eric Goodison
                                                --------------------------------
                                        Title:  Vice President
                                                --------------------------------


Guarantor's Notice Address:

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York  10019-6064
         Attention:  James M. Dubin, Esq.

With a copy to:

         Morris, Nichols, Arsht & Tunnell
         1201 North Market Street
         P.O. Box 1347
         Wilmington, Delaware  19899-1347
         Attention:  Denison H. Hatch, Jr., Esq.





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